Exhibit 10.11

AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT (the “Amendment”), dated as of _______, 2007, is entered into by and between FUTUREIT, INC., a Delaware corporation (the “Company”), and the persons or entities listed on Schedule 1 hereof (the “Purchaser” and collectively, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, The Company and the Purchasers have entered into a Subscription Agreement on ______ __, 2007 (the “Agreement”) whereby the Purchasers subscribe for the purchase of Units (as such term is defined in the Agreement) from the Company;

Whereas, the Company desires to increase the number of Units and to extend the period of the Additional Closing;

NOW, THEREFORE, the parties agree as follows:

1.	The Agreement. All provisions of the Agreement shall continue to be in full force and effect except for the amendments contained herein. All capitalized terms shall bear the same meaning as in the Agreement.

2.	The Amendments. The following amendments shall replace the original provisions of the Agreement as follows:

2.1.	Whereas No. 1 will be amended to read as follows: “Whereas, the Company has duly authorized the issuance, sale and delivery to the Purchasers of a maximum of 70 units (the “Units”), each Unit consisting of (1) 100,000 shares of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), and (2) Warrants to purchase 46,200 shares of Common Stock at an exercise price of US$0.50 a share (the “Warrants” and together with the Common Stock, the “Securities”), for a purchase price of US$30,000 per Unit, and an aggregate purchase price of $2,100,000; and”.

2.2.	Section 1.1(i) will be amended to read as follows: “(i) the Closing (as defined in Section 1.2 below) has not occurred by August 31, 2007 (or as extended according to the Company’s sole discretion to September 14, 2007), or”.

2.3.	Section 1.2(a) will be amended to read as follows:

“Closing Date. Certificates representing the Securities underlying the Units to be purchased by the Purchasers hereunder, in definitive form, shall be delivered by or on behalf of the Company to the Escrow Agent for the account of each such Purchaser, in consideration of payment of the Purchase Price to the Escrow Agent, at the offices of Carter Ledyard & Milburn at 9:30 a.m., New York time on August 31, 2007, or at such other time and date as J.H Darbie & Co., Inc. (the “Placement Agent”) and the Company may agree upon in writing, such date being referred to herein as the “Closing Date”. A closing can occur with respect to the sale and purchase of at least 25 Units.”

2.4.	Section 1.2(b) will be amended to read as follows:

“Additional Closings. In the event that not all 70 Units have been sold prior to the Closing Date, at one or more additional closings to be held prior to August 31, 2007 (or as extended according to the Company’s sole discretion to September 14, 2007), any additional purchasers (the “Additional Purchasers”) may purchase any remaining Units at a purchase price of US$30,000 per Unit pursuant to the terms of this Agreement (the “Additional Investment”) at a subsequent closing or closings (each an “Additional Closing”).

Simultaneously with the consummation of an Additional Closing, the Additional Purchasers shall execute and deliver to the Company, a counterpart signature page to this Agreement and Schedule 1 hereof shall be amended accordingly. Upon the consummation of an Additional Closing, each Additional Purchaser(s) shall be deemed (and shall be referred to herein as) a Purchaser hereunder for all purposes.”

3.	Representation of Purchaser. The Purchaser represents that he received and reviewed the Confidential Private Placement Memorandum of the Company dated May 10, 2007; and the First Amendmentto the Confidential PrivatePlacement Memorandum of the Company dated August 9, 2007.

4.	Governing Law and Jurisdiction. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the exclusive jurisdiction of the courts of New York, New York in connection with any dispute arising under this Amendment and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction.

5.	Expenses. Each party shall pay its own legal and other fees and expenses with respect to the negotiation, execution, delivery and performance of this Amendment.

6.	Counterparts; Facsimile Signatures. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original. Facsimile signatures shall be considered originals.

[Signature Pages Follow]

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The foregoing Amendment is hereby accepted by the undersigned as of the date set forth below:

FUTUREIT, INC. By: —————————————— Name: Shmuel Bachar Title: Chairman Date: _________, 2007.

The foregoing Amendment is hereby accepted by the undersigned Purchaser as of the date set forth below:

Signature: ____________________
Name: _______________________
Date: ________________________

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